UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(AMENDMENT NO. )

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ITEX CORPORATION
(Name of Registrant as Specified In Its Charter)

PAGIDIPATI FAMILY, LP

MPIC FUND I, LP

MPIC CANADIAN LP

CORNER MARKET CAPITAL MANAGEMENT, INC.

CORNER MARKET CAPITAL U.S., INC.

CORNER MARKET CAPITAL CORP.

SANJEEV PARSAD

ALNESH MOHAN

DAVID POLONITZA
RAHUL PAGIDIPATI

SIDD PAGIDIPATI

WAYNE P. JONES

RICHARD POLONITZA

GRETA POLONITZA

G. ANDREW COOKE

DR. DEVAIAH PAGIDIPATI

DR. RUDRAMA PAGIDIPATI

KIRK ANDERSON

PAUL W. KIM

(Name Of Person(S) Filing Proxy Statement, If Other Than The Registrant)

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The Committee to Enhance ITEX (the “Committee”), together with the other Participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2010 annual meeting of stockholders (the “Annual Meeting”) of ITEX Corporation.  The Committee has not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1:  the following material were posted to http://www.enhanceitex.com

* * * *

Important Notice

This website may contain forward-looking statements.  These statements may be identified by the use of forward-looking terminology such as the words “expects,” “intends,” “believes,” “anticipates” and other terms with similar meaning indicating possible future events or actions relating to the business or stockholders of ITEX Corporation (the “Company”). These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the ability to successfully solicit sufficient proxies to elect the director nominees (the “Nominees”) nominated by The Committee to Enhance ITEX (the “Committee”) to the Company’s board of directors at the Company’s 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”), the ability of the Nominees to improve the corporate governance and performance of the Company and risk factors associated with the business of the Company, as described in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2009, and in other periodic reports of the Company, which are available at no charge at the website of the Securities and Exchange Commission (“SEC”) at http://www.sec.gov. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results.

The Committee to Enhance ITEX (the “Committee”), together with the other Participants (as defined below), intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying proxy card to be used to solicit proxies for the election of its slate of director nominees at the 2010 annual meeting of stockholders of ITEX Corporation (the “Company”).

THE COMMITTEE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, INVESTORCOM, INC. AT ITS TOLL-FREE  NUMBER  (877) 972-0090 OR VIA EMAIL AT

ENHANCEITEX@INVESTOR-COM.COM.

The Participants in the proxy solicitation are anticipated to be David Polonitza, Wayne P. Jones, Sidd Pagidipati, Rahul Pagidipati, Sanjeev Parsad, Alnesh Mohan,

Pagidipati Family, LP, MPIC Fund I, LP, MPIC Canadian LP, Corner Market Capital, Inc., Corner Market Capital, U.S., Inc., Corner Market Capital Corp., Richard Polonitza, Greta Polonitza, G. Andrew Cooke,  Dr. Devaiah Pagidipati and Dr. Rudrama Pagidipati, Kirk Anderson, and Paul W. Kim  (collectively, the “Participants”).

Information regarding the Participants and their affiliates, including their direct or indirect interests in the Company, by security holdings or otherwise, is contained in the Schedule 13D initially filed by David Polonitza on September 22, 2009, as amended or may be amended from time to time (the “Schedule 13D”).  The Schedule 13D is currently available at no charge on the SEC’s website at http://www.sec.gov.  As of the date hereof, the Participants and their affiliates collectively own an aggregate of 473,601 shares of Common Stock of the Company, consisting of the following:  (1) 127,635 shares held directly by David Polonitza, (2) 3,000 shares held directly by Rahul Pagidipati, (3) 139,779 shares held directly by the Pagidipati Family, LP, (4) 11,800 shares held directly by Devaiah and Rudrama Pagidipati, (5) 71,395 shares held directly by Kirk Anderson, (6) 6,000 shares held directly by Paul W. Kim, (7) 8,152 shares held directly by Richard and Greta Polonitza, (8) 80,000 shares held in accounts managed by MPIC FUND I, LP,  (11) 14,380 shares held in accounts managed by MPIC CANADIAN, LP, (12) 11,460 shares held directly by G. Andrew Cooke. Each of the participants disclaims beneficial ownership of such shares except to the extent of his/its pecuniary interest therein.

This communication is not a solicitation of a proxy, which may be done only pursuant to a definitive proxy statement.

The Committee

The Committee to Enhance ITEX

The Committee to Enhance ITEX, headed by David Polonitza, Rahul Pagidipati, and Corner Market Capital, Inc., owns approximately 13.1% of the outstanding shares of ITEX Corporation. We are seeking your support to elect our three highly qualified director nominees – Wayne P. Jones, Alnesh Mohan, and Sidd Pagidipati  – to the ITEX board of directors at the 2010 Annual Meeting of Shareholders. We created this website to serve as a forum to share our concerns regarding ITEX and to present our nominees’ plans to create value for all shareholders.

Our concerns include, but are not limited to, the following:

▪  Ill-advised capital allocation decisions

▪  Failure to grow the franchise business

▪  ITEX’s elevated member churn rate

▪  Increases in Corporate overhead surpassing corresponding increases in non-franchisee related revenues

▪  The identification of a material weakness in ITEX’s internal controls

▪  Lack of true independence of ITEX’s board

ITEX is the leader in the barter industry and business can be revitalized with the help of our highly qualified director nominees. If elected at the 2010 Annual Meeting of Shareholders, our nominees would, subject to their fiduciary duties, endeavor to work with the other board members to address the concerns discussed above.

We invite you to read the materials on this website to learn more about our campaign at ITEX and how you can help.

Committee Chairmen

DAVID POLONITZA previously served as an officer in the United States Army since 2002. Mr. Polonitza is currently a private investor. Prior positions include Brigade Staff Officer (2009-2010) , Troop Commander (2007-2009), Executive Officer (2003-2005; 2006-2007) and Battalion Intelligence Officer (2005-2006). Mr. Polonitza has a Bachelor of Science degree in economics from the United States Military Academy and is an MBA from the University of Louisville with a focus in Entrepreneurship.

RAHUL PAGIDIPATI founded and has served as the CEO of Anion Technologies Ltd., a software outsourcing firm, since 1999.  Mr. Pagidipati has a Bachelor of Arts degree in Economics from the University of Florida, a Master of Business Administration degree from the Kellogg School of Management at Northwestern University, and a Juris Doctor degree from Northwestern University School of Law.  Mr. Pagidipati served on the Board of Directors of Suncoast Labs, before its acquisition by Laboratory Corporation of America (NYSE: LH), and co-founded and served on the Board of Directors of Freedom Health, one of the largest privately held Medicare Advantage HMOs in the United States.

ALNESH MOHAN has been involved in the accounting services industry since 1994.  Mr. Mohan has served as Partner at Quantum Advisory Partners LLP, a business advisory firm, since 2005, and as Vice-Chairman and CEO of Corner Market Capital Corporation, an investment fund, since 2006.  Through Quantum Advisory Partners LLP, Mr. Mohan acts on behalf of a number of public companies and is currently CFO of Hudson Resources Inc., a publicly listed company on the TSX Venture Exchange.  Mr. Mohan has a Bachelor of Business Administration degree from Simon Fraser University and a Master’s of Science in Taxation from Golden Gate University.  Mr. Mohan has been a registered Chartered Accountant in British Columbia since 1997, and a registered Certified Public Accountant in Illinois since 2000.  Prior to his current positions at Quantum and Corner Market Capital, Mr. Mohan was a Tax Manager at KPMG from 2001-2005 consulting on corporate & personal tax compliance in Canada and the United States.

* * * *

Our Nominees

WAYNE P. JONES has been a Professor of Business at the University of Louisville, College of Business & Public Administration, Louisville, Kentucky, since 1998.  Mr. Jones is past CEO of Pizza Hut Franchise Association, President of KFC Canada, Senior VP of Operations for Arby’s Restaurants, and Vice President Marketing & Development for Tumbleweed Restaurants, Inc.  He also held executive and marketing positions at the H.J. Heinz and General Mills companies.  Mr. Jones is CEO and Managing Director of The University Group, LTD, a management consultancy, and consults with a wide range of clients.  He is an active lecturer in Corporate Strategy, New Venture Creation, New Product Development, Franchising and Marketing Strategy.  He is also a Certified Expert Witness in franchising who serves as an Expert Witness in Marketing and Franchising cases.  Mr. Jones holds a Ph.D. from Marquette University and an MBA from the University of Louisville. He brings significant business and franchise experience and he will work to address ITEX’s franchise operations.

ALNESH MOHAN has been involved in the accounting services industry since 1994.  Mr. Mohan has served as Partner at Quantum Advisory Partners LLP, a business advisory firm, since 2005, and as Vice-Chairman and CEO of Corner Market Capital Corporation, an investment fund, since 2006.  Through Quantum Advisory Partners LLP, Mr. Mohan acts on behalf of a number of public companies and is currently CFO of Hudson Resources Inc., a publicly listed company on the TSX Venture Exchange.  Mr. Mohan has a Bachelor of Business Administration degree from Simon Fraser University and a Master’s of Science in Taxation from Golden Gate University.  Mr. Mohan has been a registered Chartered Accountant in British Columbia since 1997, and a registered Certified Public Accountant in Illinois since 2000.  Prior to his current positions at Quantum and Corner Market Capital, Mr. Mohan was a Tax Manager at KPMG from 2001-2005 consulting on corporate & personal tax compliance in Canada and the United States.  He brings significant accounting experience and he will work to address ITEX’s accounting, internal controls and internal audit issues.

SIDD PAGIDIPATI is the Co-Founder and former Chief Executive Officer of Freedom Health, the 3th largest Medicare Advantage health plan in Florida and one of the largest privately held health plans in the United States. Inc. Magazine recognized Freedom Health as the 7th fastest-growing private company in America in 2009 (growing over 10,000% in three years) and the 225th fastest growing company in 2010—making the Inc. 500 two years in a row.  In 2008, the Indo-US Chamber of Commerce selected Mr. Pagidipati as the Business Man of the Year.  In 2009, Mr. Pagidipati founded and became CEO of BusinessChamber.com, an online local networking company.  Prior to co-founding Freedom Health, Mr. Pagidipati worked as an investment banker at Merrill Lynch and Donaldson, Lufkin & Jenrette (DLJ), where his expertise included debt and equity financings.  Mr. Pagidipati graduated from Magna Cum Laude Georgetown University with a degree in Economics and International Relations. He brings significant business and entrepreneurial experience and he will work to improve ITEX’s business operations.

The Committee to Enhance ITEX Nominates Highly Qualified Independent Directors for Election to ITEX’s Board to Rejuvenate Core Franchise Business

Press Release Source: The Committee to Enhance ITEX on Wednesday September 8, 2010, 6:00 am EST

CRANFORD, N.J., Sept 8 /PRNewswire/ -- The Committee to Enhance ITEX, composed of David Polonitza, Rahul Pagidipati, Corner Market Capital, Inc., together  with  certain  affiliates, announced today that it has notified ITEX Corporation (OTC Bulletin Board: ITEX.ob - News) of its intention to nominate three highly qualified individuals for election to the Board of Directors at the Company's 2010 Annual Meeting of Shareholders.  The members of the Committee are ITEX Corporation’s largest shareholders, collectively owning approximately 13.1% of ITEX’s outstanding shares.

The Committee's three independent director nominees are Wayne P. Jones, Alnesh Mohan, and Sidd Pagidipati.  The relevant portions of their biographies are set forth below.

Wayne P. Jones

Mr. Jones has been involved in franchising and business operations for over 30 years.   Mr. Jones is past CEO of Pizza Hut Franchise Association, President of KFC Canada, Senior VP of Operations for Arby’s Restaurants, and Vice President Marketing & Development for Tumbleweed Restaurants, Inc.  He also held executive and marketing positions at the H.J Heinz and General Mills companies. Mr. Jones has been a Professor of Business at the University of Louisville, College of Business & Public Administration, Louisville, Kentucky, since 1998.  Mr. Jones is CEO and Managing Director of The University Group, LTD, a management consultancy, and consults with a wide range of clients. He is an active lecturer in Corporate Strategy, New Venture Creation, New Product Development, Franchising and Marketing Strategy.  He is also a Certified Expert Witness in franchising who serves as an Expert Witness in Marketing and Franchising cases.  Mr. Jones holds a Ph.D. from Marquette University, and an MBA from the University of Louisville.

Alnesh Mohan

Mr. Mohan has been involved in the accounting services industry since 1994.  Mr. Mohan has served as Partner at Quantum Advisory Partners LLP, a business advisory firm, since 2005, and as Vice-Chairman and CEO of Corner Market Capital Corporation, an investment fund, since 2006.  Through Quantum Advisory Partners LLP, Mr. Mohan acts on behalf of a number of public companies and is currently CFO of Hudson Resources Inc., a publicly listed company on the TSX Venture Exchange.  Mr. Mohan has a Bachelor of Business Administration degree from Simon Fraser University, and a Master’s of Science in Taxation from Golden Gate University.  Mr. Mohan has been a registered Chartered Accountant in British Columbia since 1997, and a registered Certified Public Accountant in Illinois since 2000.  Prior to his current positions at Quantum and Corner Market Capital, Mr. Mohan was a Tax Manager at KPMG from 2001-2005 consulting on corporate & personal tax compliance in Canada and the United States.

Sidd Pagidipati

Mr. Pagidipati is is the Co-Founder and former Chief Executive Officer of Freedom Health, the 3rd largest Medicare Advantage health plan in Florida and one of the largest privately held health plans in the United States. Inc. Magazine recognized Freedom Health as the 7th fastest-growing private company in America in 2009 (growing over 10,000% in three years) and the 225th fastest growing company in 2010—making the Inc. 500 two years in a row.  In 2008, the Indo-US Chamber of Commerce selected Mr. Pagidipati as the Business Man of the Year.  In 2009, Mr. Pagidipati founded and became CEO of BusinessChamber.com, an online local networking company.  Prior to co-founding Freedom Health, Mr. Pagidipati worked as an investment banker at Merrill Lynch and Donaldson, Lufkin & Jenrette (DLJ), where his expertise included debt and equity financings.  Mr. Pagidipati graduated from Magna Cum Laude Georgetown University with a degree in Economics and International Relations.

The Chairman of the Committee – David Polonitza commented:

"The Company's existing board and management team’s strategy to build on operations other than ITEX’s core franchise business is failing. While revenues generated by the franchise business continues to be stagnant, Corporate overhead related to Company-run barter offices, ITEX media, and other initiatives appears to have grown faster (increase of $2.4 million since FY 2006) than corresponding revenue growth within these segments (increase of $1.5 million since FY 2006). Management’s expenditure of over $4 million on acquisitions mostly related to these segments since 2006 have yielded virtually no increases to the Company’s operating cash flow, due in part to the growth of the Company’s overhead costs by over 80% during that time period.

(in thousands)	FY 2006	FY 2007	FY 2008	FY 2009
Gross Association and Transaction Fees generated by Franchisees	$14,256	$13,980	$14,219	$14,569
(Increase/Decrease) Since FY 2006		-$276	-$37	$313

Net Association and Transaction Fees generated by Franchisees paid to ITEX Corp.	$4,170	$4,713	$4,689	$5,234
(Increase/Decrease) Since FY 2006		$543	$519	$1,064

Other Revenue	$390	$191	$1,745	$1,933
(Increase/Decrease) Since FY 2006		-$199	$1,355	$1,543

Corporate Overhead and Expenses (Salaries, Other Marketplace Expenses, Media Costs, and SG&A)	$2,944	$3,098	$4,308	$5,378
(Increase/Decrease) Since FY 2006		$154	$1,364	$2,434

Operating Cash Flow	$1,616	$1,806	$2,126	$1,789

*Source – SEC Filings

Only by increasing the overall percentage of fees that franchisees pay ITEX Corporate over the past few years has ITEX been able to increase its cash flows.  In our opinion, this short-term increase to operating cash flows is contributing to the long-term decline in the health of ITEX’s franchise-system which is its core business.

(in thousands)	FY 2006	FY 2007	FY 2008	FY 2009
Total Gross Association and Transaction Fees generated by Franchisees	$14,256	$13,980	$14,219	$14,569
Total Commissions paid to Franchisees	$10,086	$9,267	$9,530	$9,335
Net Total Fees paid by Franchisees to ITEX Corp.	$4,170	$4,713	$4,689	$5,234

Overall % of Franchisee’s Revenue paid to ITEX Corp.	29.2%	33.7%	32.9%	35.9%

*Source – SEC Filings

We believe the current board is incapable of leading the revitalization of the franchise system and ending unprofitable ventures due to its closed nature, non-ITEX business relationships with one another, and a near decade of service together as board members at two separate companies.

If the status quo is maintained, we are deeply concerned that the Company's future is in jeopardy.  Shareholders cannot afford to allow this board to have more time to implement an effective strategy.  We will not linger on the sidelines at this critical juncture. Our nominees can help implement a strategic plan designed to create value for all shareholders.  ”

The Committee's issues with the current ITEX’s board and management can be summarized as follows:

•                      Ill-advised capital allocation decisions

•                      Failure to grow the franchise business

•                      ITEX’s elevated member churn rate

•                      Increases in Corporate overhead surpassing corresponding increases in non-franchisee related revenues

•                      The identification of a material weakness in ITEX’s internal controls

•                      Lack of true independence of ITEX’s board

Capital Allocation

Since 2006, management expended over $4 million in acquisitions. These acquisitions helped to increase Corporate Overhead and Expenses by over $2 million annually, outpacing non-franchise operations revenue gains over that time period. These acquisitions have done little to increase the overall revenue growth of the franchise system. Due to these significant capital expenditures producing miserable results, we are skeptical of management’s future plans for ITEX’s capital.

Increasing Corporate Overhead

Between FY 2006-FY 2009, ITEX’s full time employee count has increased 68% to 32 Full Time Employees from 19, while Corporate Overhead and Expenses (to include salaries and selling, general, and administrative expenses) increased by 79% to $5.37 million.  Over that same period, overall revenues increased by only 12% or $1.85 million, while overhead expansion increased by over $2 million - outpacing revenue growth.  Management’s “growth” plans have actually resulted in decreasing overall cash flows.

Member churn rate

Though ITEX does not publish their member churn rates in their financial statements, within investor presentations and the 2009 annual meeting, we have discovered the following:

	FY 2007	FY 2008	FY 2009
Approximate Churn Rates	14%	18%	16%

* Source – FY 07 and 08 Information based upon June 2008 ITEX Investor relations presentation posted on ITEX.com.  FY 09 information is an estimate based on information provided to shareholders at ITEX’s FY 2009 Annual Meeting.

Approximately 10,000 member businesses have left the ITEX marketplace between FY2007-FY2009 based upon ITEX’s publicly disclosed churn rates. With only 24,000 ITEX members, the amount of businesses leaving the ITEX system is unacceptable.  We partly attribute this high rate of turnover to ITEX’s acquisition policy, and the squeezing of franchisees in general through higher fees to ITEX Corporate, resulting in their inability to properly maintain staffing to satisfy their existing members.

Corporate Governance and Accounting Issues

We believe shareholder concerns regarding governance are being ignored.  The board has given no indication that it intends to change its composition, despite the fact that each of ITEX’s three current board members have non-ITEX business relationships with one another.  Additionally, in FY 2009, an ITEX board member was retained by the Company as a consultant by the “interim” CFO, who also serves as the CEO and Chairman of the Company.  This board member was to assist with internal audit matters during fiscal 2009. Subsequently, the Company has admitted that material weaknesses existed in its internal auditing procedures during FY 2010. This is the second time a material weakness was identified by the Company since 2005.  We believe a CFO with a strong accounting background is needed to ensure the Company can correct its accounting deficiencies.

Our Plan to Enhance Shareholder Value at ITEX

We believe that ITEX is the leader in the barter industry and business can be revitalized with the help of our highly qualified director nominees.  If elected at the 2010 Annual Meeting of Shareholders, our nominees would, subject to their fiduciary duties, endeavor to work with the other board members to address the concerns discussed above.  A general outline of the initiatives that our nominees would seek to implement are as follows:

•                      Rework ITEX’s fee policies, and the implementation of a franchisee incentive program that allows franchisee’s to grow, while improving ITEX’s operating cash flow

•                      Actively recruit entrepreneurs with the proper fit to join ITEX’s franchises brokers

•                      Refocus the company on franchise-related initiatives

•                      End an ineffective acquisition strategy – organic growth will be the focus

•                      Upon restructuring the franchise business, return excess cash flows beyond conservative operating requirements to shareholders

•                      Hire a full-time CFO to improve ITEX’s accounting practices

•                      List ITEX’s stock on a NASDAQ exchange

•                      Provide current management with the opportunity to work under new directors, while preparing an executive team to replace existing management if necessary

Over the coming months we will be communicating with you regarding details of our ideas to improve the ITEX Corporation.  Our  recently  launched  website, www.enhanceitex.com,  will be the  primary  channel  over  which  we will impart  information on vital matters.  We encourage shareholders to visit our website regularly and to share their thoughts with us about the ITEX Corporation.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Committee to Enhance ITEX (the "Committee"), together with the other Participants (as defined below), intends to make a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and accompanying proxy card to be used to solicit proxies for the election of its slate of director nominees at the 2010 annual meeting of stockholders of ITEX Corporation (the "Company").

THE COMMITTEE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, INVESTORCOM, INC. AT ITS TOLL-FREE NUMBER (877) 972-0090 OR VIA EMAIL AT ENHANCEITEX@INVESTOR-COM.COM.

The Participants in the proxy solicitation are anticipated to be David Polonitza, Wayne P. Jones, Sidd Pagidipati, Rahul Pagidipati. Sanjeev Parsad, Alnesh Mohan, Pagidipati Family, LP, MPIC Fund I, LP, MPIC Canadian LP, Corner Market Capital, Inc., Corner Market Capital, U.S., Inc., Corner Market Capital Corp., Richard Polonitza, Greta Polonitza, G. Andrew Cooke,  Dr. Devaiah Pagidipati, Dr. Rudrama Pagidipati, Kirk Anderson, and Paul W. Kim  (collectively, the "Participants").

Information regarding the Participants and their affiliates, including their direct or indirect interests in the Company, by security holdings or otherwise, is contained in the Schedule 13D initially filed by David Polonitza on September 22, 2009, as amended or may be amended from time to time (the "Schedule 13D").  The Schedule 13D is currently available at no charge on the SEC's website at http://www.sec.gov.  As of the date hereof, the Participants and their affiliates collectively own an aggregate of 473,601 shares of Common Stock of the Company, consisting of the following:  (1) 127,635 shares held directly by David Polonitza, (2) 3,000 shares held directly by Rahul Pagidipati, (3) 139,779 shares held directly by the Pagidipati Family, LP, (4) 11,800 shares held directly by Devaiah and Rudrama Pagidipati, (5) 71,395 shares held directly by Kirk Anderson, (6) 6,000 shares held directly by Paul W. Kim, (7) 8,152 shares held directly by Richard and Greta Polonitza, (8) 80,000 shares held in accounts managed by MPIC FUND I, LP,  (11) 14,380 shares held in accounts managed by MPIC CANADIAN, LP, (12) 11,460 shares held directly by G. Andrew Cooke. Each of the participants disclaims beneficial ownership of such shares except to the extent of his/its pecuniary interest therein.

DISCLAIMER

Certain factual, financial, and statistical data and other information contained herein was obtained by the Committee to Enhance ITEX from the SEC filings of ITEX Corporation--sources that it deems to be reliable. However, the Committee to Enhance ITEX has not independently verified any of such data or other information, or the reasonableness of the assumptions upon which such data and other information was based, and there can be no assurance as to the accuracy of such data and other information. The Committee to Enhance ITEX recognizes that there may be confidential or otherwise non-public information discussed in this letter that could lead ITEX Corporation or others to disagree with the conclusions reached by the Committee to Enhance ITEX.

The analyses provided may include certain statements, assumptions, estimates and projections prepared with respect to, among other things, the historical and anticipated operating performance of the ITEX Corporation. Such statements, assumptions, estimates, and projections reflect various assumptions by the Committee to Enhance ITEX concerning anticipated results that are inherently subject to significant economic, competitive, and other uncertainties and contingencies and have been included solely for illustrative purposes. No representations, express or implied, are made as to the accuracy or completeness of such statements, assumptions, estimates or projections or with respect to any other materials herein. Actual results may vary materially from the estimates and projected results contained herein. The Committee to Enhance ITEX disclaims any obligation to update this letter.

Some members of the Committee to Enhance ITEX own common stock of the ITEX Corporation. The members of the Committee to Enhance ITEX may, in future, change their stock holding positions in the ITEX Corporation, collectively or individually, and may possibly increase, decrease, dispose of, or change the form of their investment for any or no reason.

This letter should not be considered a recommendation to buy, sell, or hold any investment. In addition, this letter is neither an offer to purchase nor a solicitation of an offer to sell any securities of the ITEX Corporation.

Contact:

John Grau

InvestorCom, Inc.

(203) 972-9300

Or

David Polonitza

(502) 460-3141

polonitza@enhanceitex.com

Terms and Conditions

This website, http://www.enhanceitex.com (the “Site”), sponsored by David Polonitza and Rahul Pagidipati (the “Sponsor”), is for informational purposes only. You may use the Site for non-commercial, lawful purposes only. Your access to and use of the Site is subject to and governed by these Terms and Conditions. By accessing and browsing the Site, you accept, without limitation or qualification, and agree to be bound by, these Terms and Conditions and all applicable laws.

Nothing on this Site is intended to be, nor should it be construed or used as, investment, tax, legal or financial advice, a recommendation whether or how to vote any proxy or any other kind of recommendation, an opinion of the appropriateness of any security or investment, nor intended to be an offer, or the solicitation of any offer, to buy or sell any security or investment. The Sponsor is not soliciting any action based upon the Site, is not responsible for any decision by any stockholder and the Site should not be construed as a solicitation to procure, withhold or revoke any proxy.

1. You should assume that everything you see or read on the Site is material owned or exclusively represented by the Sponsor and protected by copyright unless otherwise expressly noted, and may not be used except as provided in these Terms and Conditions or in the text of the Site without the Sponsor’s written permission. The Sponsor expressly neither warrants nor represents that your use of materials displayed on the Site will not infringe rights of third parties not owned by or affiliated with the Sponsor.

2. While the Sponsor endeavors to ensure that only accurate and up to date information is on the Site, the Sponsor makes no warranties or representations as to the accuracy of any of the posted information. The Sponsor assumes no liability or responsibility for any errors or omissions in the content of the Site.

3. The Site is provided “AS IS.” The Sponsor does not make any representations or warranties, whether express or implied, regarding or relating to the Site or any associated hardware or software, including the content or operations of either.

4. YOU EXPRESSLY ACKNOWLEDGE THAT USE OF THE SITE IS AT YOUR SOLE RISK. NEITHER THE SPONSOR OR ITS AFFILIATED COMPANIES NOR ANY OF THEIR RESPECTIVE EMPLOYEES, AGENTS, THIRD PARTY CONTENT PROVIDERS OR LICENSORS (COLLECTIVELY THE “SPONSOR PARTIES”) WARRANT THAT THE SITE WILL BE UNINTERRUPTED OR ERROR FREE, NOR DO THEY MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM USE OF THE SITE, OR AS TO THE ACCURACY, RELIABILITY OR CONTENT OF ANY INFORMATION, SERVICE, OR MERCHANDISE PROVIDED THROUGH THE SITE. THE SITE IS PROVIDED ON AN “AS IS” BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF TITLE OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OTHER THAN THOSE WARRANTIES WHICH ARE IMPLIED BY AND INCAPABLE OF EXCLUSION, RESTRICTION OR MODIFICATION UNDER THE LAWS APPLICABLE TO THIS AGREEMENT.

THIS DISCLAIMER OF LIABILITY APPLIES TO ANY DAMAGES OR INJURY CAUSED BY ANY FAILURE OF PERFORMANCE, ERROR, OMISSION, INTERRUPTION, DELETION, DEFECT, DELAY IN OPERATION OR TRANSMISSION, COMPUTER VIRUS, COMMUNICATION LINE FAILURE, THEFT OR DESTRUCTION OR UNAUTHORIZED ACCESS TO, ALTERATION OF, OR USE OF RECORD, WHETHER FOR BREACH OF CONTRACT, TORTIOUS BEHAVIOR, NEGLIGENCE, OR UNDER ANY OTHER CAUSE OF ACTION. YOU SPECIFICALLY ACKNOWLEDGE THAT THE SPONSOR IS NOT LIABLE FOR THE DEFAMATORY, OFFENSIVE OR ILLEGAL CONDUCT OF OTHER USERS OR THIRD-PARTIES AND THAT THE RISK OF INJURY FROM THE FOREGOING RESTS ENTIRELY WITH YOU.

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IN NO EVENT WILL THE SPONSOR, THE SPONSOR PARTIES, OR ANY PERSON OR ENTITY INVOLVED IN CREATING, PRODUCING OR DISTRIBUTING THE SITE BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THE USE OF OR INABILITY TO USE THE SITE. YOU HEREBY ACKNOWLEDGE THAT THE PROVISIONS OF THIS SECTION SHALL APPLY TO ALL CONTENT ON THE SITE.

IN ADDITION TO THE TERMS SET FORTH ABOVE, NEITHER THE SPONSOR NOR THE SPONSOR PARTIES SHALL BE LIABLE REGARDLESS OF THE CAUSE OR DURATION, FOR ANY ERRORS, INACCURACIES, OMISSIONS, OR OTHER DEFECTS IN, OR UNTIMELINESS OR UNAUTHENTICITY OF, THE INFORMATION CONTAINED WITHIN THE SITE, OR FOR ANY DELAY OR INTERRUPTION IN THE TRANSMISSION THEREOF TO YOU, OR FOR ANY CLAIMS OR LOSSES ARISING THEREFROM OR OCCASIONED THEREBY. NONE OF THE FOREGOING PARTIES SHALL BE LIABLE FOR ANY THIRD-PARTY CLAIMS OR LOSSES OF ANY NATURE, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, PUNITIVE OR CONSEQUENTIAL DAMAGES AND THE AGGREGATE, TOTAL LIABILITY OF THE SPONSOR PARTIES TO YOU OR ANY END USER FOR ALL DAMAGES, INJURY, LOSSES AND CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING FROM OR RELATING TO THIS AGREEMENT OR THE USE OF OR INABILITY TO USE THE SITE SHALL BE LIMITED TO PROVEN DIRECT DAMAGES IN AN AMOUNT NOT TO EXCEED ONE HUNDRED DOLLARS ($100).

SOME JURISDICTIONS DO NOT ALLOW THE LIMITATION OR EXCLUSION OF CERTAIN LIABILITY OR WARRANTIES, IN WHICH EVENT SOME OF THE ABOVE LIMITATIONS MAY NOT APPLY TO YOU. In such jurisdictions, the Sponsor’s liability is limited to the greatest extent permitted by law. You should check your local laws for any restrictions or limitations regarding the exclusion of implied warranties.

5. Artwork, images, names, and likenesses displayed on the Site are either the property of, or used with permission by, the Sponsor. The reproduction and use of any of these by you is prohibited unless specific permission is provided on the Site or otherwise. Any unauthorized use may violate copyright laws, trademark laws, privacy and publicity laws, and/or communications regulations and statutes.

6. The trademarks, service marks, logos, and other indicia, including of the Sponsor (collectively the “Trademarks”) which appear on the Site are registered and unregistered trademarks of the Sponsor and others. Nothing contained on the Site should be construed as granting, by implication or otherwise, any right, license or title to any of the Trademarks without the advance written permission of the Sponsor or such third party as may be appropriate. All rights are expressly reserved and retained by the Sponsor. Your misuse of any of the Trademarks displayed on the Site, or any other content on the Site, except as provided in these Terms and Conditions, is strictly prohibited.

You are also advised that the Sponsor considers its intellectual property to be among its most valuable assets, and will aggressively enforce its intellectual property rights to the fullest extent of the law.

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7. For your convenience, the Site may contain links to the websites of third parties on which you may be able to obtain content and/or download software. Except as otherwise noted, such websites, and such content and software are provided by companies which are not affiliated with and independent of the Sponsor. The Sponsor does not endorse or make any representations or warranties concerning such websites, and may have not reviewed such content or software. As such, the Sponsor makes no representation as to the accuracy or any other aspect of the information contained in or on such sites, sources or servers, nor does the Sponsor necessarily endorse such sites or sources.

8. If any provision of the Terms and Conditions or any application thereof is held to be invalid or unenforceable for any reason, that provision shall be deemed severable and the remainder of the Terms and Conditions and the application of that provision in other situations shall not be affected.

9. YOU AGREE TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE SPONSOR FROM AND AGAINST ANY AND ALL THIRD PARTY CLAIMS, DEMANDS, LIABILITIES, COSTS OR EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES, ARISING FROM OR RELATED TO ANY BREACH BY YOU OF ANY OF THE TERMS AND CONDITIONS OR APPLICABLE LAW, INCLUDING THOSE REGARDING INTELLECTUAL PROPERTY.

10. The Sponsor may at any time revise these Terms and Conditions by updating this posting. You are bound by any such revisions and should therefore periodically visit this page to review the then current Terms and Conditions to which you are bound.

11. The Sponsor knows that the privacy of your personal information is important to you. Therefore, the Sponsor has established a Privacy Policy governing the use of this information, which is located at http://www.enhanceitex.com/Notice.htm.

12. The Sponsor owns, protects and enforces copyrights in its own creative material and respects the copyright properties of others. Materials may be made available on or via the Site by third parties not within the control of the Sponsor. It is our policy not to permit materials known by us to be infringing to remain on the Site. You should notify us promptly if you believe any materials on the Site infringe a third party copyright. Upon our receipt of a proper notice of claimed infringement under the Digital Millennium Copyright Act (“DMCA”), the Sponsor will respond expeditiously to follow the procedures specified in the DMCA to resolve the claim between the notifying party and the alleged infringer who provided the content in issue, including, where applicable, removing, or disabling access to material claimed to be infringing or by removing or disabling access to links to such material. Pursuant to the DMCA 17 U.S.C. 512(c), the Sponsor has designated Rajasekhar Gopalajosyula, as its agent for notification of claims of copyright infringement with respect to information residing, at the direction of a user, on the Site.

The contact information is:
Rajasekhar Gopalajosyula
12800 University Drive, Suite 260, Fort Myers, Florida 33907
Telephone: 239-461-0101
Telefax: 239-461-0083
Email: rg@corporationcounsel.com

Privacy Policy

The sponsors of this website, http://www.enhanceitex.com (the “Site”), are David Polonitza and Rahul Pagidipati (the “Sponsor”). We respect and value your privacy. This statement outlines our privacy policies (the “Privacy Policy”) which are designed to assist you in understanding how we collect, use and safeguard information we collect and to assist you in making informed decisions when using the Site. The core of our Privacy Policy is this:

We want you to feel safe and comfortable when you use the Site, and we are dedicated to developing and upholding high standards for protecting your privacy. You should read and familiarize yourself with this Privacy Policy and with our Terms and Conditions. When you use the Site, you agree to abide by these terms.

What Information Do We Collect ?
When you visit any website you may provide two types of information: personal information you knowingly choose to disclose that is collected on an individual basis, and website use information collected on an aggregate basis as you browse the website.

Personal Information
Our Site does not ask you to provide your personal information.

Website Use Information.
Our Site does not utilize “cookies.”

Clickstream Data.
As you use the Internet, a trail of electronic information is left at each website you visit. This information, which is sometimes referred to as “clickstream data,” can be collected and stored by a website’s server. Clickstream data can tell us the type of computer and browsing software you use and the address of the website from which you linked to our Site. We may use clickstream data as a form of non-personally identifiable information to anonymously determine how much time visitors spend on each page of the Site, how visitors navigate throughout the Site and how we may tailor our web pages to better meet the needs of visitors. This information will be used to improve the Site. Any collection or use of clickstream data will be anonymous and aggregate.

Do We Disclose Information to Outside Parties?
We may provide aggregate information about our users, Site traffic patterns and related Site information to our affiliates or reputable third parties.

What About Legally Compelled Disclosure of Information?
We may disclose information when we, in good faith, believe that the law requires it or for the protection of our legal rights.

What About Other Websites Linked to or From Our Site?
We are not responsible for the practices employed by websites linked to or from our Site nor the information or content contained therein. Often links to other websites are provided solely as pointers to information on topics that may be useful to the users of our Site.

Please remember that your browsing and interaction on any other website, including websites which have a link on our Site, is subject to that website’s own rules and policies.
Please read over those rules and policies before proceeding.

Your Consent
By using the Site you consent to this Privacy Policy. We reserve the right to make changes to this Privacy Policy from time to time. Revisions will be posted on this page. We suggest you check this page occasionally for updates.

Contacting Us
If you have any questions about this Privacy Policy, the practices of the Site, or your dealings with the Site, you can contact:
Rajasekhar Gopalajosyula
12800 University Drive, Suite 260, Fort Myers, Florida 33907
Telephone: 239-461-0101
Telefax: 239-461-0083
Email: rg@corporationcounsel.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Committee to Enhance ITEX (the "Committee"), together with the other Participants (as defined below), intends to make a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and accompanying proxy card to be used to solicit proxies for the election of its slate of director nominees at the 2010 annual meeting of stockholders of ITEX Corporation (the "Company").

THE COMMITTEE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, INVESTORCOM, INC. AT ITS TOLL-FREE  NUMBER  (877) 972-0090 OR VIA EMAIL AT

ENHANCEITEX@INVESTOR-COM.COM.

The Participants in the proxy solicitation are anticipated to be David Polonitza, Wayne P. Jones, Sidd Pagidipati, Rahul Pagidipati, Sanjeev Parsad, Alnesh Mohan, Pagidipati Family, LP, MPIC Fund I, LP, MPIC Canadian LP, Corner Market Capital, Inc., Corner Market Capital, U.S., Inc., Corner Market Capital Corp., Richard Polonitza, Greta Polonitza, G. Andrew Cooke,  Dr. Devaiah Pagidipati, Dr. Rudrama Pagidipati, Kirk Anderson, and Paul W. Kim  (collectively, the "Participants").

Information regarding the Participants and their affiliates, including their direct or indirect interests in the Company, by security holdings or otherwise, is contained in the Schedule 13D initially filed by David Polonitza on September 22, 2009, as amended or may be amended from time to time (the "Schedule 13D").  The Schedule 13D is currently available at no charge on the SEC's website at http://www.sec.gov.  As of the date hereof, the Participants and their affiliates collectively own an aggregate of 473,601 shares of Common Stock of the Company, consisting of the following:  (1) 127,635 shares held directly by David Polonitza, (2) 3,000 shares held directly by Rahul Pagidipati, (3) 139,779 shares held directly by the Pagidipati Family, LP, (4) 11,800 shares held directly by Devaiah and Rudrama Pagidipati, (5) 71,395 shares held directly by Kirk Anderson, (6) 6,000 shares held directly by Paul W. Kim, (7) 8,152 shares held directly by Richard and Greta Polonitza, (8) 80,000 shares held in accounts managed by MPIC FUND I, LP,  (11) 14,380 shares held in accounts managed by MPIC CANADIAN, LP, (12) 11,460 shares held directly by G. Andrew Cooke. Each of the participants disclaims beneficial ownership of such shares except to the extent of his/its pecuniary interest therein.